SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): April 1, 1997


                             IDS Managed Futures, L.P.
                (Exact name of registrant as specified in its charter)


            Delaware             0-16515                06-1189438
        (State or other        (Commission             (IRS Employer
         jurisdiction of        File Number)            Identification No.)
         organization)


       Sears Tower, 233 S. Wacker Dr., Suite 2300, Chicago, IL      60606
      (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code:  312-460-4000

              _________________________________________________
        (Former name or former address, if changed since last report).




          Item 1.    Changes in Control of Registrant

                     Not Applicable.


          Item 2.    Acquisition or Disposition of Assets

                     Not Applicable.


          Item 3.    Bankruptcy or Receivership

                     Not Applicable.


          Item 4.    Changes in Registrant's Certifying Accountant

                     Not Applicable.


          Item 5.    Other Events

                    On April 1, 1997 Sabre Fund Management Limited ("Sabre"), a commodity trading advisor of the Registrant, was given notice that effective April 30, 1997, the Registrant will terminate the trading advisory services of Sabre. The general partners of the Registrant are currently in the process of selecting a new trading advisor to replace Sabre and anticipate selecting the new trading advisor no later than July 31, 1997.

                    As of February 28, 1997, John W. Henry and Company, Inc. ("JWH"), a commodity trading advisor of the Registrant, managed approximately 65% of the assets of the Registrant and Sabre managed approximately 35% of the assets of the Registrant. Effective May 1, 1997, 50% of the proceeds solicited during the current offering will be allocated to JWH to be traded in accordance with the JWH Financial and Metals Portfolio and 50% (together with the 35% of the assets of the Registrant previously managed by Sabre) will be deposited with Cargill Investor Services, Inc., the clearing broker of the Registrant, earning interest income paid by the clearing broker on other assets of the Registrant until such time as the general partners select the new trading advisor.


          Item 6.    Resignations of Registrant's Directors

                     Not Applicable.


          Item 7.    Financial Statements and Exhibits

                     Not Applicable.


          Item 8.    Change in Fiscal Year.

                     Not Applicable.




                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange
          Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



          DATE:  April 10, 1997          IDS MANAGED FUTURES, L.P.
                                               (Registrant)



                                         IDS Futures Corporation,
                                         General Partner


                                         BY: /s/ Lori J. Larson
                                                 Lori J. Larson
                                                 President




                                         CIS Investments, Inc.,
                                         General Partner

                                         BY: /s/ Barbara A. Pfendler
                                                 Barbara A. Pfendler
                                                 Vice President